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                                                                Exhibit 99(a)(3)

                                   [FORM OF]

                          LOUDEYE TECHNOLOGIES, INC.

                          STOCK OPTION ELECTION FORM

     I have received and agree to the terms and conditions of the Offer to Exchange, the Cover Letter from John T. Baker IV and the attached Summary of Terms, the Election Form and Notice of Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange certain outstanding stock options (the "Eligible Options") for new options exercisable at either (i) the closing price for the common stock as reported by the Nasdaq National Market on the date the new options are granted, for incentive stock options, or (ii) the lowest closing price for the common stock as reported by the Nasdaq National Market for the period from June 6, 2001 through and including the date the new options are granted, but not less than 85% of the closing price on the date the new options are granted, for nonstatutory stock options (the "New Options"). This Offer expires at 9 p.m. Pacific Time on Tuesday, July 3, 2001.

     I understand that if I elect to cancel my Eligible Options in exchange for the promise to issue a New Option, the Eligible Options listed in Table 1 will be exchanged for the New Options listed in Table 2 and I will keep all of the Retained Options, if any, listed in Table 3. My total number of options will equal the New Options in Table 2 plus the Retained Options in Table 3. I understand that if I do not accept the offer to exchange options, there will be no change to my existing option grants and I will not receive the New Options listed in Table 2. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I have read the Offer and understand the possible loss of my cancelled stock options if my employment is terminated for whatever reason before the new options are granted and begin to vest. I understand that the New Options I receive will be subject to the terms and conditions (including without limitation vesting conditions) of the applicable option plan and a stock option agreement between myself and the Company. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE ELIGIBLE OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT.

     Subject to the above understanding, I would like to participate in the Offer as indicated below. I HAVE FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

     I understand that I may change my election to tender options for exchange by submitting a Notice of Change in Election From Accept to Reject prior to the expiration date of 9 p.m. Pacific Time, Tuesday, July 3, 2001.

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Table 1:  Eligible Options  (to be exchanged for New Options if you accept the offer):

Plan/Type        Grant Date        Grant Number        Shares        Exercise Price       Expiration Date
---------        ----------        ------------        ------        --------------       ---------------


--------------------------------------------------------------------------------

Table 2: New Options (to be granted in exchange for Eligible Options if you accept the offer):

                Estimated                                           Estimated           Estimated
Plan/Type       Grant Date        Grant Number        Shares        Exercise Price*     Expiration Date
---------       ----------        ------------        ------        ---------------     ---------------


--------------------------------------------------------------------------------

Table 3: Retained Options (not eligible for cancellation in the offer and not affected whether or not you accept the offer):

Plan/Type        Grant Date        Grant Number        Shares        Exercise Price       Expiration Date
---------        ----------        ------------        ------        --------------       ---------------


--------------------------------------------------------------------------------

Instructions:
-------------
If you are electing to participate in the Offer, please check the box below, sign and date where indicated, provide your home telephone number and identification number, and return this form to Angie Bailey of Loudeye Technologies, Inc. at 414 Olive Way, Suite 500, Seattle, Washington 98101, (206) 832-4111. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. Loudeye Technologies, Inc. will exchange and cancel such options electronically and update your option records accordingly.

[ ] I ACCEPT the terms of the Offer and wish to tender for exchange the Eligible Options listed in Table 1 above.


X                                      Date:
 -----------------------------------        ----------------------------------
 Signature

Home Telephone Number (with area code):
                                       ---------------------------

Identification Number:
                       ----------------------------

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* Each new option that qualifies as an incentive stock option will have an exercise price equal to the closing price for the common stock as reported by the Nasdaq National Market on the date the new options are granted. Each new option that does not qualify as an incentive stock option will have an exercise price equal to the lowest closing price for the common stock as reported by the Nasdaq National Market for the period from June 6, 2001 through and including the date the new options are granted, but not less than 85% of the closing price on the date the new options are granted.

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

                  INSTRUCTIONS TO STOCK OPTION ELECTION FORM

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Election Form.

     A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Angie Bailey of Loudeye Technologies, 414 Olive Way, Suite 500, Seattle, Washington 98101, (206) 832-4111, fax (206) 832-4022 on or before 9
p.m. Pacific Time on Tuesday, July 3, 2001 (the "Expiration Date").

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY LOUDEYE TECHNOLOGIES. INC. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by Loudeye Technologies, Inc. beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered options you must deliver a signed and dated Notice of Change in Election From Accept to Reject, or a facsimile of the Notice of Change in Election From Accept to Reject, with the required information to Angie Bailey of Loudeye Technologies, Inc. while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2.   Tenders.

     Loudeye Technologies, Inc. will not accept partial tenders of options. Accordingly, you must tender all or none of the unexercised shares subject to the Eligible Options and all or none of the Eligible Options if you decide to tender.

3.   Signatures on this Election Form.

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

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     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Angie Bailey of Loudeye Technologies, Inc. of the authority of that person so to act must be submitted with this Election Form.

4.   Other Information on this Election Form.

     In addition to signing this Election Form, you must print your name and indicate the date and when you signed. You must also include a home telephone number and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

5.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Angie Bailey, Stock Administrator of Loudeye Technologies, Inc. at 414 Olive Way, Suite 500, Seattle, Washington 98101, (206) 832-4111. Copies will be furnished promptly at Loudeye Technologies, Inc.'s expense.

6.   Irregularities.

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Loudeye Technologies, Inc. in its discretion. Loudeye Technologies, Inc.'s determinations shall be final and binding on all parties. Loudeye Technologies, Inc. reserves the right to reject any or all tenders of options Loudeye Technologies, Inc. determines not to be in proper form or the acceptance of which may, in the opinion of Loudeye Technologies, Inc.'s counsel, be unlawful. Loudeye Technologies, Inc. also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Loudeye Technologies, Inc.'s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Loudeye Technologies, Inc. shall determine. Neither Loudeye Technologies, Inc. nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY LOUDEYE TECHNOLOGIES, INC., ON OR BEFORE THE EXPIRATION DATE.

7.   Additional Documents to Read.

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     You should be sure to read the Offer to Exchange, all documents referenced therein, and the Cover Letter from John T. Baker and the attached Summary of Terms before deciding to participate in the Offer.

8.   Important Tax Information.

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

9.   Miscellaneous.

     A. Acknowledgement and Waiver. By accepting this Offer, you acknowledges that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Eligible Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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